UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY STATEMENT

This Current Report on Form 8-K/A is provided by Novavax, Inc. (the “Company”) for the sole purpose of amending the Item 4.01 disclosure in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 30, 2014 (and amended on May 2, 2014) in particular to confirm the start of the engagement of the Company’s current auditor. All other disclosures in the Company’s Current Report on Form 8-K filed April 30, 2014, as amended, remain unchanged.

Item 4.01. Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Novavax, Inc. (the “Company”) has completed a competitive process to select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The Audit Committee invited several firms to participate in this process. As a result of this process, on April 24, 2014, the Audit Committee selected Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, subject to completion of its standard client acceptance procedures. Ernst & Young completed these procedures and, as a result, its engagement began on May 7, 2014. Also on April 24, 2014, Grant Thornton LLP (“Grant Thornton”) was notified that they would be dismissed as the auditors of the Company upon completion of the work relating to the Company’s interim financial statements for the period ending March 31, 2014 on the Company’s Quarterly Report on Form 10-Q.

Grant Thornton’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles. Grant Thornton’s audit reports on the effectiveness of internal control over financial reporting as of December 31, 2013 and 2012 did not contain any adverse opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through May 7, 2014, there were (a) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter thereof in connection with its reports for such years and (b) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Grant Thornton with a copy of this Current Report on Form 8-K and requested that Grant Thornton furnish to the Company a letter addressed to the United States Securities and Exchange Commission (“SEC”) stating whether or not Grant Thornton agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of Grant Thornton’s letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

In connection with its acquisition of Isconova AB in 2013, the Company consulted with and received advice from Ernst & Young that the Company considered in making decisions as to the accounting treatment of the acquisition. However, all such activities were completed in 2013 and were subsequently reviewed by Grant Thornton in its audit of the Company’s annual financial statements for the fiscal year ending December 31, 2013. Except as noted here, during the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through May 7, 2014, neither the Company, nor anyone on its behalf, consulted Ernst & Young regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Ernst & Young that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

16.1*	Letter from Grant Thornton LLP dated April 30, 2014.

*	Filed previously with the First Amendment to the Current Report on Form 8-K filed with the SEC on May 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.
(Registrant)

Date: May 7, 2014	By:	/s/ John A. Herrmann III
	Name: Title:	John A. Herrmann III Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1*	Letter from Grant Thornton LLP dated April 30, 2014.

*	Filed previously with the First Amendment to the Current Report on Form 8-K filed with the SEC on May 2, 2014.